EXHIBIT 10.6

IMPLEMENTATION AGREEMENT

This Implementation Agreement dated as of November 2, 2005 (this “Agreement”) by and among DSL.net, Inc., a Delaware corporation (the “Company”), VantagePoint Venture Partners III (Q), L.P. (“VantagePoint III (Q)”), VantagePoint Ventures Partners III, L.P. (“VantagePoint III”), VantagePoint Communications Partners, L.P. (“VantagePoint Communications”) and VantagePoint Venture Partners 1996, L.P. (“VantagePoint 1996,” and together with, VantagePoint III (Q), VantagePoint III and VantagePoint Communications, collectively, the “VantagePoint Entities”), Deutsche Bank AG London (“DB,” and, together with the VantagePoint Entities, the “Investors”) and Deutsche Bank Trust Company Americas, as administrative agent for the Investors (“DBTCA”):

WITNESSETH:

WHEREAS, each Investor owns all right, title and interest (beneficial and of record) in and to all of the securities of the Company set forth opposite its name on Exhibit A (the “Securities”);

WHEREAS, each Investor has provided the Company with its firm, irrevocable commitment dated September 27, 2005, in the case of DB, and dated September 29, 2005, in the case of each of the other Investors (collectively, the “Commitments”) with respect to certain matters relating to the Securities and the Company’s entering into a possible Transaction (as defined in the Commitments);

WHEREAS, the Company now desires to enter into and consummate the transaction contemplated by the Securities Purchase Agreement dated as of November 2, 2005 by and among the Company and each purchaser identified on the signature pages thereto (the “2005 Purchase Agreement”), pursuant to which the Company will sell $13,000,000 in aggregate principal amount of its 18% Secured Debentures due August 2, 2006 (the “Transaction”), and to use a portion of the proceeds therefrom to make the Divestiture Payments (as defined below); and

WHEREAS, the Company and the Investors now desire to implement the transactions contemplated by the Commitments;

NOW, THEREFORE, in consideration of these premises and the representations, warranties, covenants and agreement set forth in this Agreement, the parties hereto agree as follows:

1.          Divestiture Payments. Effective upon the Investors’ receipt from the Company of the amounts set forth opposite their respective names on Exhibit A under the heading “Divestiture Payment” in immediately available funds (collectively, the “Divestiture Payments”), automatically and without any further action by the Company or the Investors:

(a)         all outstanding indebtedness (including, without limitation, principal, interest, premium, penalties and other amounts) and other obligations that may be owed or owing by the Company or any subsidiary of the Company to each of the Investors, respectively, under or pursuant to the Senior Secured Promissory Notes dated July 18, 2003 issued by the Company to the Investors in the original aggregate principal amount of $30 million (collectively, the “Notes”) are hereby deemed paid and satisfied in full, and the Notes are hereby deemed to have been surrendered for cancellation by the Investors, whether or not the Investors have actually delivered such instruments to the Company;

(b)         all rights and obligations of the parties thereto under (i) the Note and Warrant Purchase Agreement dated as of July 18, 2003 by and among the Company and the Investors (the “2003 Purchase Agreement”), (ii) the Notes, (iii) the Agency, Guaranty and Security Agreement dated as of July 18, 2003 (the “Security Agreement”) by and among the Company, the subsidiaries of the Company listed on Schedule 1 thereto, the Investors and DBTCA, (iv) the Second Amended and Restated Stockholders Agreement dated as of July 22, 2004 by and among the Company and the Investors (the “Stockholders Agreement”), (v) the Recapitalization Agreement dated as of July 22, 2004 (the “Recapitalization Agreement”) by and among the Company and the VantagePoint Entities, (vi) with respect to the Vantage Point Entities only, any other stockholders agreements, voting agreements, registration rights agreements, investor rights agreements or other agreements, instruments or other transaction documents to which the Company or any of its subsidiaries is a party relating in any way to any Investor’s purchase or ownership of any securities or debt instruments issued or sold by the Company or any of its subsidiaries, and (vii) any other agreements, instruments or other transaction documents executed and delivered in connection with, or relating to, the 2003 Purchase Agreement, the Notes, the Security Agreement, the Stockholders Agreement, the Recapitalization Agreement, or, with respect to the Vantage Point Entities only, any agreement, instrument or document referred to in clause (vi) hereof, or any of the transactions contemplated thereby (collectively, the “Documents”), are hereby deemed satisfied in full, except with respect to the provisions thereof that survive termination by their terms, and the 2003 Purchase Agreement, the Notes, the Security Agreement, the Stockholders Agreement, the Recapitalization Agreement and the other Documents, and all rights and obligations of the parties thereto under the Notes, the Security Agreement, the Stockholders Agreement, the Recapitalization Agreement, and, with respect to the Vantage Point Entities only, any agreement, instrument or document referred to in clause (vi) hereof, and the other Documents, are hereby cancelled and terminated;

(c)         all outstanding warrants to purchase shares of common stock, par value $.0005 per share (the “Common Stock”), of the Company held or beneficially owned by each of the Investors, respectively (which includes all such warrants listed on Exhibit A) (collectively, the “Warrants”), however and whenever acquired, are hereby cancelled and terminated, and are hereby deemed to have been surrendered for cancellation by the Investors, whether or not the Investors have actually delivered such instruments to the Company; and

(d)         all outstanding shares of Series Z preferred stock, par value $.001 per share (the “Series Z Preferred Stock”), of the Company (which includes all such shares listed on Exhibit A) held or beneficially owned by each of the VantagePoint Entities, respectively, are hereby cancelled, and are hereby deemed to have been surrendered for cancellation by such

Investors, whether or not the VantagePoint Entities have actually delivered such instruments to the Company.

The Investors hereby direct and authorize DBTCA to execute and deliver this Agreement and the termination notices to Fleet National Bank attached hereto as Exhibits C and D.

2.          No Further Consideration. Each of the VantagePoint Entities hereby acknowledges that (i) the 2005 Purchase Agreement does not contemplate an equity capital financing Transaction with an investor or group of investors or the Company’s issuance (in one or a series of related issuances) of Common Stock and/or preferred stock convertible into or warrants exercisable for Common Stock of the Company, and (ii) as a result, the Company is not obligated to issue to the VantagePoint Entities any further consideration pursuant to Section 4 of the VantagePoint Entities’ Commitment, which Section 4 be and is hereby cancelled and terminated.

3.          Deliveries. (a) Simultaneous with, or promptly following (and in any event, within five business days after), an Investor’s receipt of its Divestiture Payment, such Investor shall (i) surrender to the Company all Notes, Warrants and certificates representing shares of Series Z Preferred Stock held or beneficially owned by such Investor, each marked “cancelled,” and (ii) provide the Company with any and all waivers of its liens and security interests on or in the assets of the Company and its subsidiaries.

(b)         Simultaneous with, or promptly following (and in any event, within five business days after), the Investors’ receipt of their respective Divestiture Payments, at the sole cost and expense of the Company, the Investors and/or DBTCA shall execute and deliver, and the Investors shall instruct and cause DBTCA to execute and deliver, to the Company all necessary waivers, terminations and releases of all claims, rights, liens and encumbrances on the assets of the Company (and on the assets of each guarantor subsidiary of the Company) and of all contractual rights in respect to the Company held by any of the Investors and/or DBTCA, including (without limitation) applicable account control agreements, stockholders agreements (including any registration rights provisions thereof) and, with respect to the Vantage Point Entities only, registration rights agreements among the parties.

(c)         Each Investor hereby authorizes and instructs DBTCA to authorize, and DBTCA hereby so authorizes, the Company to deliver a copy of this Agreement executed by each of the parties hereto, together with a receipt evidencing each Investor’s receipt of its respective Divestiture Payments, to any third party as definitive evidence of the effectiveness of the transactions contemplated by this Agreement, including the cancellation and termination of the Documents and the waiver, termination and release of all claims, rights, liens and encumbrances on the assets of the Company (and on the assets of each guarantor subsidiary of the Company) and of all contractual rights in respect to the Company held by any of the Investors and/or DBTCA. In particular, each Investor hereby instructs and authorizes DBTCA to instruct, and DBTCA so instructs, each bank or other financial institution subject to any account control agreement or similar agreement to which the Company and DBTCA or any Investor is a party (including the agreements listed on Exhibit B to this Agreement) to terminate such agreement upon delivery to such bank or other financial institution of a copy of this Agreement executed by each of the parties hereto, together with a receipt evidencing an Investor’s receipt of its respective Divestiture Payments. If requested by the Company, after receipt of all applicable Divestiture Payments, an Investor or DBTCA will deliver any notice needed to terminate any such agreement. Further, each Investor hereby authorizes and instructs DBTCA to authorize, and DBTCA hereby so authorizes, the Company, for and on behalf of each Investor and DBTCA, to file the necessary UCC-3 termination statements to terminate any financing statements that any Investor or DBTCA previously filed evidencing claims, rights, liens or encumbrances on the assets of the Company (and on the assets of each guarantor subsidiary of the Company). The Company shall prepare and, prior to their filings, permit each Investor and DBTCA to review such UCC-3 termination statements.

(d)         In addition, the Vantage Point Entities will vote all of their shares of voting securities in the Company in favor of the Transaction (if applicable) and, if requested by the Company, the Vantage Point Entities will deliver an irrevocable proxy to vote the their respective shares of voting securities of the Company in favor of the Transaction.

4.           Full Satisfaction. Notwithstanding anything to the contrary in any of the Securities, the 2003 Purchase Agreement, the Notes, the Security Agreement, the Recapitalization Agreement or any other Document, and notwithstanding any differences in consideration paid or to be paid to any Investor as contemplated by this Agreement, each Investor shall and, effective upon receipt thereof, does hereby accept its respective Divestiture Payment as payment in full, and in full satisfaction, of all obligations of the Company and each of the other Grantors (as defined in the Security Agreement) under the Securities (including without limitation, the Notes), and any Document (including, without limitation, the 2003 Purchase Agreement, the Security Agreement and the Recapitalization Agreement). The VantagePoint Entities, which hold (of record and beneficially) all of the outstanding shares of Series Z Preferred Stock, hereby waive any and all rights to which it would otherwise be entitled pursuant to the Company’s certificate of incorporation (i) to receive notice with respect to the Transaction and (ii) relating to the Series Z Preferred Stock of the Company, resulting from the consummation for the Transaction, including any right to receive payment of any Series Z Liquidation Preference Amount (as defined in the Company’s certificate of incorporation). To the extent that an Investor has any right, title or interest in or to any of the Securities (including, without limitation, the Notes) or any Document (including, without limitation, the Security Agreement and the Recapitalization Agreement), or any claims or rights arising thereunder or therefrom or from any transaction contemplated thereby, such Investor hereby sells, assigns and transfers all such right, title or interest to the Company.

5.           Termination. This Agreement shall terminate and be of no further force or effect (x) if the Divestiture Payments are not made within one (1) business day of the closing of the Transaction or (y) if the Company shall not have delivered the Divestiture Payments to the Investors on or before December 31, 2005, at the close of business on December 31, 2005.

6.           Company Representations and Warranties. The Company hereby represents and warrants to each Investor that:

(a)         Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)         Authorization. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies.

7.          Investors’ and DBTCA’s Representations and Warranties. Each Investor and DBTCA, severally and not jointly, hereby represents and warrants to the Company that:

(a)         Organization, Good Standing and Qualification. Such person is a corporation, banking corporation, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)         Authorization. This Agreement has been duly authorized, executed and delivered by such person and constitutes a valid and binding obligation of such person, enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)         Securities Ownership. With respect to an Investor only, such Investor (i) owns all right, title and interest (beneficial and of record) in and to all of the securities of the Company (including the Notes, the Warrants and the shares of Series Z Preferred Stock) set forth opposite its name on Exhibit A and (ii)(A) with respect to each the VantagePoint Entity only, the securities of the Company (including the Notes, the Warrants and the shares of Series Z Preferred Stock) set forth opposite its name on Exhibit A are the only securities of the Company in which it owns any right, title or interest (beneficial and of record) in or to, other than shares of Common Stock owned of record by such VantagePoint Entity and (B) with respect to DB only, the Notes and the Warrants set forth opposite its name on Exhibit A are the only Notes and the Warrants acquired from the Company pursuant to the 2003 Purchase Agreement in which it owns any right, title or interest (beneficial and of record) in or to and it does not own any right, title or interest (beneficial and of record) in or to any shares of Series Z Preferred Stock.

8.           Successors and Assigns. Without the prior written consent of the Company, no Investor may assign this Agreement or any of its rights or obligations under this Agreement to any other party, and without the prior written consent of the Investors, the Company may not assign this Agreement or any of its rights or obligations under this Agreement to any other party. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.          Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

10.        Further Assurances. The Investors and DBTCA (at the direction of the Investors) shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably requested and necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

11.        Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, if sent via personal delivery, or three (3) business days following deposit with the United States Post Office, if sent by registered or certified mail, postage prepaid, or one (1) business day following overnight delivery, if so distributed via nationally recognized overnight courier, charges prepaid, or upon electronic confirmation, if sent via fax transmission (with a copy sent via other permitted means hereunder), and, in any case, addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

12.        Expenses. Except as otherwise provided herein, the Company and the Investors shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

13.        Amendments and Waivers. Except as otherwise set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, DBTCA and the Investors.

14.        Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties (to the extent that a party hereto is a party thereto) with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants with respect to such subject matter except as specifically set forth herein or therein.

15.        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Agreement signed by the other parties hereto. Delivery of an executed copy of this Agreement by facsimile transmission shall have the same effect as delivery of an originally executed copy of this Agreement, whether an originally executed copy shall be delivered subsequent thereto.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DSL.NET, INC.

By:	/s/ Walter Keisch
Name: Walter Keisch
Title: CFO
Address:	545 Long Wharf Drive
New Haven, CT 06511

DEUTSCHE BANK AG LONDON

By DB Alternative Trading Inc as Investment Advisor

By:	/s/ Robert Wolfson
Name: Robert Wolfson
Title: Director

By:	/s/ David Baker
Name: David Baker
Title: Managing Director
Address:	280 Park Avenue, 9th Floor
New York, NY 10019

VANTAGEPOINT VENTURE PARTNERS III (Q), L.P.

By:         VantagePoint Venture Associates III, L.L.C., its general partner

By:	/s/ James D. Marver
Name: James D. Marver
Title: Managing Member

VANTAGEPOINT VENTURE PARTNERS III, L.P.

By:         VantagePoint Venture Associates III, L.L.C., its general partner

By:	/s/ James D. Marver
Name: James D. Marver
Title: Managing Member

VANTAGEPOINT COMMUNICATIONS PARTNERS, L.P.

By:         VantagePoint Communications Associates, L.L.C., its general partner

By:	/s/ James D. Marver
Name: James D. Marver
Title: Managing Member

VANTAGEPOINT VENTURE PARTNERS 1996, L.P.

By:    VantagePoint Associates, L.L.C., its general partner

By:	/s/ James D. Marver
Name: James D. Marver
Title: Managing Member

Address for the VantagePoint Entities:

c/o VantagePoint Venture Partners

1001 Bayhill Drive, Suite 140

San Bruno, CA 94066

DEUTSCHE BANK TRUST COMPANY AMERICAS,

As Administrative Agent

By:	/s/ Stephen T. Hesler
Name: Stephen T. Hesler
Title: Vice President

By:	/s/ Maged Mecheal
Name: Maged Mecheal
Title: Assistant Vice President
Address:	1761 East St. Andrew Place
Santa Ana, CA 92705

Exhibit A

INVESTORS

Name And Address	Notes with an aggregate principal amount of:	Warrants	Shares of Series Z Preferred Stock	Divestiture Payment
Deutsche Bank AG London	$22,500,000.00	*	None	$4,000,000.00
VantagePoint Venture Partners III (Q), L.P.	$5,014,350.00	**	7,485.8	$1,002,870.00
VantagePoint Venture Partners III, L.P.	$610,650.00	***	914.2	$ 122,130.00
VantagePoint Communications Partners, L.P.	$937,500.00	****	2,800	$ 187,500.00
VantagePoint Venture Partners 1996, L.P.	$937,500.00	*****	2,800	$ 187,500.00

*              Consists of a Warrant datedAugust 12, 2003 to purchase 12,950,000 shares of Common Stock, a Warrant dated December 9, 2003 to purchase 105,471,053 shares of Common Stock, and a Warrant dated October 7, 2004 to purchase 14,357,249 shares of Common Stock.

**            Consists of a Warrant dated December 27, 2002 to purchase 5,549,876 shares of Common Stock, a Warrant dated December 27, 2002 to purchase 297,687 shares of Common Stock, a Warrant dated March 26, 2003 to purchase 410,276 shares of Common Stock, a Warrant dated December 9, 2003 to purchase 26,391,316 shares of Common Stock, a Warrant dated December 22, 2003 to purchase 1,511,598 shares of Common Stock, and a Warrant dated October 7, 2004 to purchase 3,199,657 shares of Common Stock.

***          Consists of a Warrant dated December 27, 2002 to purchase 677,776 shares of Common Stock, a Warrant dated December 27, 2002 to purchase 36,253 shares of Common Stock, a Warrant dated March 26, 2003 to purchase 50,105 shares of Common Stock, Warrant dated December 9, 2003 to purchase 3,213,946 shares of Common Stock, a Warrant dated December 22, 2003 to purchase 184,083 shares of Common Stock, and a Warrant dated October 7, 2004 to purchase 389,656 shares of Common Stock.

****        Consists of a Warrant dated December 27, 2002 to purchase 2,075,884 shares of Common Stock, a Warrant dated December 27, 2002 to purchase 55,657 shares of Common Stock, a Warrant dated March 26, 2003 to purchase 153,460 shares of Common Stock, a Warrant dated December 9, 2003 to purchase 4,934,211 shares of Common Stock, a Warrant dated December 22, 2003 to purchase 282,614 shares of Common Stock, and a Warrant dated October 7, 2004 to purchase 598,219 shares of Common Stock.

*****     Consists of a Warrant dated December 27, 2002 to purchase 2,075,884 shares of Common Stock, a Warrant dated December 27, 2002 to purchase 55,657 shares of Common Stock, a Warrant dated March 26, 2003 to purchase 153,460 shares of Common Stock, a Warrant dated December 9, 2003 to purchase 4,934,211 shares of Common Stock, a Warrant dated December 22, 2003 to purchase 282,614 shares of Common Stock, and a Warrant dated October 7, 2004 to purchase 598,219 shares of Common Stock.

Exhibit B

ACCOUNT CONTROL AND SIMILAR AGREEMENTS

Deposit Control Agreement dated as of December 27, 2002 among Vector Internet Services, Inc. d/b/a/ Visi.com, Associated Bank Minnesota, National Association and VantagePoint Venture Partners III (Q), L.P.

Deposit Account Control Agreement dated as of October 7, 2004 among DSL.net, Inc., Deutsche Bank Trust Company Americas and Fleet National Bank

Three-Party Springing Blocked Account Service Agreement dated as of July 18, 200 among DSL.net, Inc., Deutsche Bank Trust Company Americas and Fleet National Bank